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Rotenberg & Company, LLP
Certified Public Accountants & Consultants
500 First Federal Plaza o Rochester, N.Y. 14614
(714) 546-1158            Fax (715) 546-2943


			 INDEPENDENT AUDITOR'S CONSENT


	 We consent to the use in this Registration Statement of BAP Acquisition Corp. on Form 10-SB of our report dated July 8, 1996 relating to the financial statements of BAP Acquisition Corp. appearing in the Prospectus, which is part of this Registration Statement. AT no time have, been any disagreements with any prior or current accountants, regarding any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.
None of the accounting reports associated with the file financial statements of either the Company or REI over the past two years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.
     We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Rotenberg & Company, LLP


Rochester, New York
July 8, 1996